Exhibit 99.1

ELECTRONIC ARTS REPORTS Q1 FY17

FINANCIAL RESULTS

REDWOOD CITY, CA - August 2, 2016 - Electronic Arts Inc. (NASDAQ: EA) today announced preliminary financial results for its first fiscal quarter ended June 30, 2016.

“Q1 was a great quarter for Electronic Arts with amazing engagement in our global communities,” said Chief Executive Officer Andrew Wilson.  “EA is leading our industry through innovation, with more of our biggest games powered by Frostbite, breakthrough EA SPORTS titles on console and mobile, and the unstoppable combination of Battlefield 1 and Titanfall 2 coming this holiday. We’re looking forward to connecting more players around the world to each other through the games they love to play.”
“Our digital business drove this quarter, particularly outperformance from FIFA Ultimate Team on console and Star Wars: Galaxy of Heroes on mobile,” said Chief Financial Officer Blake Jorgensen. “This success along with the launch of NBA LIVE Mobile gives us great confidence in our ability to operate and add new live services through the year.”
News and ongoing updates regarding EA and our games are available on EA’s blog at www.ea.com/news.

Selected Operating Highlights and Metrics:

•	The BattlefieldTM franchise, led by Battlefield 4TM, had more than 11.5 million unique players during Q1.

•	Star WarsTM BattlefrontTM had more than 6.6 million unique players in Q1.

•	Madden NFL 16 unique players increased more than 20% year-over-year during Q1.

•	Madden NFL Mobile had 25% more monthly active players in Q1 over last year.

•	Star Wars: Galaxy of Heroes players averaged nearly 2.5 hours of gameplay per day in Q1.

•	EA titles shown at EA PLAY and E3 garnered 81 awards, including the Best Action Game for Battlefield 1 and Best Online Multiplayer for Titanfall® 2 from the E3 Game Critics.

•	The EA Access subscriber base more than doubled year-over-year in Q1.

Selected Financial Highlights:

•
For the quarter, GAAP net revenue of $1.271 billion was above guidance of $1.250 billion. Of the total GAAP net revenue 54%, or $689 million, was digital. Diluted GAAP EPS of $1.40 was above guidance of $1.30.

•	For the quarter, change in deferred net revenue was ($589) million of which ($121) million was digital.

•
For the quarter, non-GAAP net revenue of $682 million was above guidance of $640 million. Of the total non-GAAP net revenue 83%, or $568 million, was digital. Diluted non-GAAP EPS of $0.07 was above guidance of ($0.05).

•	EA repurchased 1.9 million shares in Q1 for $129 million.

(in millions of $, except per share amounts)	Quarter Ended 6/30/16	Quarter Ended 6/30/15
GAAP Digital Net Revenue	$689	$623
GAAP Packaged Goods and Other Net Revenue	582	580
GAAP Total Net Revenue	$1,271	$1,203

Digital Change in Deferred Net Revenue	$(121)	$(91)
Packaged Goods and Other Change in Deferred Net Revenue	(468)	(419)
Change in Deferred Net Revenue	$(589)	$(510)

Non-GAAP Digital Net Revenue	$568	$532
Non-GAAP Packaged Goods and Other Net Revenue	114	161
Non-GAAP Total Net Revenue	$682	$693

GAAP Net Income	$440	$442
Non-GAAP Net Income	22	49
GAAP Diluted Earnings Per Share	$1.40	$1.32
Non-GAAP Diluted Earnings Per Share	0.07	0.15

Operating Cash Flow	$(248)	$(71)

TTM Financial Highlights:

(in millions)	TTM Ended 6/30/16	TTM Ended 6/30/15
GAAP Digital Net Revenue	$2,475	$2,286
GAAP Packaged Goods and Other Net Revenue	1,989	2,218
GAAP Total Net Revenue	$4,464	$4,504

Digital Change in Deferred Net Revenue	$92	$(6)
Packaged Goods and Other Change in Deferred Net Revenue	(1)	(261)
Change in Deferred Net Revenue	$91	$(267)

Non-GAAP Digital Net Revenue	$2,567	$2,280
Non-GAAP Packaged Goods and Other Net Revenue	1,988	1,957
Non-GAAP Total Net Revenue	$4,555	$4,237

GAAP Net Income	$1,154	$982
Non-GAAP Net Income	991	794

Operating Cash Flow	$1,046	$992

Value of Shares Repurchased	$1,015	$419
Number of Shares Repurchased	15	9

Please note that this is the final quarter that EA will be reporting any non-GAAP measure that adjusts for deferred revenue. EA will report GAAP financial measures and will also separately report financial data that EA management uses internally to calculate adjustments to its GAAP financial measures so that investors may be able to calculate measures comparable to our historical non-GAAP financial measures. For more information regarding this change to external reporting, please refer to the July 19, 2016 investor call transcript, FAQ document and financial model available at http://investor.ea.com.

Business Outlook as of August 2, 2016

The following forward-looking statements, as well as those made above, reflect expectations as of August 2, 2016. Electronic Arts assumes no obligation to update these statements. Results may be materially different and are affected by many factors detailed in this release and in EA’s annual and quarterly SEC filings.

Fiscal Year 2017 Expectations - Ending March 31, 2017

•	GAAP net revenue is expected to be approximately $4.750 billion.

•	Change in deferred net revenue is expect to be approximately $150 million.

•	GAAP net income is expected to be approximately $809 million.

•	GAAP diluted earnings per share is expected to be approximately $2.56.

•	Operating cash flow is expected to be approximately $1.300 billion.

•	The Company estimates a share count of 316 million for purposes of calculating fiscal year 2017 GAAP diluted earnings per share.

In addition, while EA no longer provides expectations on non-GAAP financial performance measures, the following outlook for GAAP-based financial data and a long-term tax rate of 21% are used internally by EA to adjust our GAAP expectations to assess EA’s operating results and plan for future periods:

	GAAP Guidance	Acquisition-related expenses	Amortization of debt discount and loss on conversion of notes	Change in deferred net revenue (online-enabled games)	Stock-based compensation	Shares from convertible bond hedge
Digital Net Revenue	$2,800	-	-	100	-	-
Packaged Goods & Other Net Revenue	$1,950	-	-	50	-	-
Total Net Revenue	$4,750	-	-	150	-	-
Cost of Goods Sold	$1,381	(32)	-	-	(2)	-
Operating Expense	$2,304	(6)	-	-	(198)	-
Profit/(Loss) Before Tax	$1,024	38	2	150	200	-
Diluted Shares	316	-	-	-	-	(1)
Note: in millions
Second Quarter Fiscal Year 2017 Expectations - Ending September 30, 2016

•	GAAP net revenue is expected to be approximately $915 million.

•	Change in deferred net revenue is expected to be approximately $160 million.

•	GAAP net loss is expected to be approximately ($51) million.

•	GAAP loss per share is expected to be approximately ($0.17).

•
The Company estimates a GAAP basic and diluted share count of 302 million shares due to a forecasted net loss. If the Company reports net income instead of a net loss, diluted share count for calculating diluted earnings per share would be 315 million shares.

In addition, while EA no longer provides expectations on non-GAAP financial performance measures, the following outlook for GAAP-based financial data and a long-term tax rate of 21% are used internally by EA to adjust our GAAP expectations to assess EA’s operating results and plan for future periods:

	GAAP Guidance	Acquisition-related expenses	Amortization of debt discount and loss on conversion of notes	Change in deferred net revenue (online-enabled games)	Stock-based compensation
Total Net Revenue	$915	-	-	160	-
Cost of Goods Sold	$405	(13)	-	-	-
Operating Expense	$566	(1)	-	-	(50)
Profit/(Loss) Before Tax	$(65)	14	-	160	50
Basic Shares	302	-	-	-	-
Note: in millions

Conference Call and Supporting Documents

Electronic Arts will host a conference call on August 2, 2016 at 2:00 pm PT (5:00 pm ET) to review its results for the first quarter ended June 30, 2016 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number 844-215-4106 (domestic) or 918-534-8313 (international), using the password “EA” or via webcast at http://ir.ea.com.

EA will also post a slide presentation that accompanies the call at http://ir.ea.com.

A dial-in replay of the conference call will be available until August 16, 2016 at 855-859-2056 (domestic) or 404-537-3406 (international). An audio webcast replay of the conference call will be available for one year at http://ir.ea.com.

Non-GAAP Financial Measures

Please note that this is the final quarter that EA will be reporting any non-GAAP measure that adjusts for deferred revenue. EA will continue to report GAAP financial measures and will also separately report financial data that EA management uses internally to calculate adjustments to its GAAP financial measures so that investors may be able to calculate measures comparable to our historical non-GAAP financial measures. For more information regarding this change to external reporting, please refer to the July 19, 2016 investor call transcript, FAQ document and financial model available at http://investor.ea.com.

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Electronic Arts uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Electronic Arts include: non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP diluted earnings per share and non-GAAP diluted shares. These non-GAAP financial measures are adjusted for the items referenced below, as applicable in a given reporting period, from the Company’s unaudited condensed consolidated statements of operations. The adjustments to the non-GAAP financial measures exclude the following items (other than shares from the Convertible Bond Hedge, which are included):

•	Acquisition-related expenses

•	Amortization of debt discount and loss on conversion of notes

•	Change in deferred net revenue (online-enabled games)

•	Income tax adjustments

•	Shares from Convertible Bond Hedge

•	Stock-based compensation

Electronic Arts’ management uses these non-GAAP financial measures in assessing the Company’s operating results both as a consolidated entity and at the business unit level, as well as when planning, forecasting and analyzing future periods. The Company’s management team is evaluated on the basis of non-GAAP financial measures and these measures also facilitate comparisons of the Company’s performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items Electronic Arts excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude certain items for the following reasons:

Acquisition-Related Expenses. GAAP requires expenses to be recognized for various types of events associated with a business acquisition. These events include expensing acquired intangible assets, including acquired in-process technology, post-closing adjustments associated with changes in the estimated amount of contingent consideration to be paid in an acquisition, and the impairment of accounting goodwill created as a result of an acquisition when future events indicate there has been a decline in its value. When analyzing the operating performance of an acquired entity, Electronic Arts’ management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid including the final amounts paid for contingent consideration) without taking into consideration any allocations made for accounting purposes. When analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of any adjustments to the fair value of these acquisition-related balances to its financial results.

Amortization of Debt Discount and Loss on Conversion of Notes. In July 2011, EA issued $632.5 million of 0.75% convertible senior notes in a private placement offering (the “Convertible Notes”). Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes, we amortize as a debt discount an amount equal to the fair value of the conversion option on the Convertible Notes over their term. The debt discount is classified as interest expense. Upon settlement of our Convertible Notes, we attribute the fair value of the consideration transferred to the liability and equity components. The difference between the fair value of the consideration attributed to the liability component and the carrying value of the liability is recorded as a non-cash loss in the statement of the operations. Electronic Arts’ management excludes the effect of the amortization of debt discount and the non-cash loss on the early conversion of debt in its non-GAAP financial measures. The Convertible Notes matured on July 15, 2016 and have been repaid in full.

Change in Deferred Net Revenue (Online-enabled Games). The majority of our software games can be connected to the Internet whereby a consumer may be able to download unspecified content or updates on a when-and-if-available basis (“unspecified updates”) for use with the original game software. In addition, we may also offer an online matchmaking service that permits consumers to play against each other via the Internet. GAAP requires us to account for the consumer’s right to receive unspecified updates or the matchmaking service for no additional fee as a “bundled” sale, or multiple-element arrangement. Electronic Arts is not able to objectively determine the fair value of these unspecified updates or online service included in certain of its online-enabled games. As a result, the Company recognizes the revenue from the sale of these online-enabled games on a straight-line basis over the estimated offering period. Specifically, an increase in change in deferred net revenue on the balance sheet during the period would result in lower GAAP net revenue as compared to non-GAAP net revenue and a (decrease) in change in deferred net revenue on the balance sheet during the period would result in a higher GAAP net revenue compared to non-GAAP net revenue. Electronic Arts’ management excludes the impact of the change in deferred net revenue related to online-enabled games in its non-GAAP financial measures for the reasons stated above and also to facilitate an understanding of our operations because the related costs of revenue are generally expensed as incurred instead of deferred and recognized ratably. The difference between the change in deferred net revenue (online-enabled games) from the balance sheet does not always equal the change in deferred net revenue (online-enabled games) in the GAAP financial measures due to the net impact of unrecognized gains/losses on cash flow hedges.

Income Tax Adjustments. The Company uses a fixed, long-term projected tax rate internally to evaluate its operating performance, to forecast, plan and analyze future periods, and to assess the performance of its management team. Accordingly, the Company applies the same tax rate to its non-GAAP financial results. During fiscal year 2017, the Company applies a tax rate of 21 percent to its non-GAAP financial results. During fiscal year 2016, the Company applied a tax rate of 22 percent.

Shares from Convertible Bond Hedge.  The Convertible Notes were issued with an initial conversion price of approximately $31.74 per share.  When the quarterly average trading price of EA’s common stock is above $31.74 per share, the potential conversion of the Convertible Notes has a dilutive impact on the Company’s earnings per share.  At the time they were issued, the Company entered into convertible note hedge transactions (the “Convertible Bond Hedge”) to offset the dilutive effect of the Convertible Notes.  The Company includes the anti-dilutive effect of the Convertible Bond Hedge in determining its non-GAAP dilutive shares. In connection with the maturity of the Convertible Notes, the Convertible Bond Hedges have been settled.
Stock-Based Compensation. When evaluating the performance of its individual business units, the Company does not consider stock-based compensation charges. Likewise, the Company’s management teams exclude stock-based compensation expense from their short and long-term operating plans. In contrast, the Company’s management teams are held accountable for cash-based compensation and such amounts are included in their operating plans. Further, when considering the impact of equity award grants, Electronic Arts places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

In the financial tables below, Electronic Arts has provided a reconciliation of the most comparable GAAP financial measures to non-GAAP financial measures used in this press release.

Forward-Looking Statements

Some statements set forth in this release, including the information relating to EA’s fiscal 2017 guidance information under the heading “Business Outlook,” and changes to EA’s financial reporting contain forward-looking statements that are subject to change.  Statements including words such as “anticipate,” “believe,” “estimate” or “expect” and statements in the future tense are forward-looking statements.  These forward-looking statements are preliminary estimates and expectations based on current information and are subject to business and economic risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s titles; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; the effectiveness of the Company’s sales and marketing programs; timely development and release of Electronic Arts’ products; the Company’s ability to realize the anticipated benefits of acquisitions; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences among competing platforms; the Company’s ability to service and support digital product offerings, including managing online security; general economic conditions; and other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016.

These forward-looking statements are current as of August 2, 2016. Electronic Arts assumes no obligation and does not intend to update these forward-looking statements. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016.  Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended June 30, 2016.

About Electronic Arts

Electronic Arts (NASDAQ: EA) is a global leader in digital interactive entertainment. The Company delivers games, content and online services for Internet-connected consoles, personal computers, mobile phones and tablets. EA has more than 300 million registered players around the world.

In fiscal year 2016, EA posted GAAP net revenue of $4.4 billion. Headquartered in Redwood City, California, EA is recognized for a portfolio of critically acclaimed, high-quality blockbuster brands such as The Sims™, Madden NFL, EA SPORTS™ FIFA, Battlefield™, Dragon Age™ and Plants vs. Zombies™. More information about EA is available at www.ea.com/news.

EA SPORTS, Battlefield, Battlefield 4, The Sims, Dragon Age, Ultimate Team and Plants vs. Zombies are trademarks of Electronic Arts Inc. and its subsidiaries. STAR WARS © & TM 2015 Lucasfilm Ltd. All rights reserved. Titanfall is a trademark of Respawn Entertainment, LLC. John Madden, NFL, NBA and FIFA are the property of their respective owners and used with permission.

For additional information, please contact:

Chris Evenden	John Reseburg
Vice President, Investor Relations	Vice President, Corporate Communications
650-628-0255	650-628-3601
cevenden@ea.com	jreseburg@ea.com

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statement of Operations
(in millions, except share per data)

	Three Months Ended June 30,
	2016	2015
Net revenue
Product	$684	$743
Service and other	587	460
Total net revenue	1,271	1,203
Cost of revenue
Product	90	94
Service and other	89	79
Total cost of revenue	179	173
Gross profit	1,092	1,030
Operating expenses:
Research and development	294	296
Marketing and sales	128	123
General and administrative	108	98
Amortization of intangibles	2	1
Total operating expenses	532	518
Operating income	560	512
Interest and other income (expense), net	(8)	(3)
Income before provision for income taxes	552	509
Provision for income taxes	112	67
Net income	$440	$442
Earnings per share
Basic	$1.46	$1.42
Diluted	$1.40	$1.32
Number of shares used in computation
Basic	301	311
Diluted	315	335

GAAP and Non-GAAP Results (in millions, except per share data)
The following tables reconcile the Company’s net revenue, gross profit, operating income, net income and number of diluted shares as presented in its Unaudited Condensed Consolidated Statements of Operations and prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) to its non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and number of non-GAAP diluted shares. The following table also reports the variance of the actuals versus our guidance for the three months ended June 30, 2016.

	Three Months Ended June 30,
	2016		2016	2015
	Guidance	Variance	Actuals	Actuals
Net revenue
GAAP net revenue	$1,250	$21	$1,271	$1,203
GAAP impact of selected data
Change in deferred net revenue (online-enabled games)	(610)	21	(589)	(510)
Non-GAAP net revenue	$640	$42	$682	$693
Gross profit
GAAP gross profit	$1,074	$18	$1,092	$1,030
GAAP impact of selected data
Acquisition-related expenses	13	—	13	12
Change in deferred net revenue (online-enabled games)	(610)	21	(589)	(510)
Stock-based compensation	—	1	1	—
Non-GAAP gross profit	$477	$40	$517	$532
Operating income
GAAP operating income	$542	$18	$560	$512
GAAP impact of selected data
Acquisition-related expenses	15	—	15	13
Change in deferred net revenue (online-enabled games)	(610)	21	(589)	(510)
Stock-based compensation	45	3	48	45
Non-GAAP operating income (loss)	$(8)	$42	$34	$60
Net income
GAAP net income	$418	$22	$440	$442
GAAP impact of selected data
Acquisition-related expenses	15	—	15	13
Amortization of debt discount and loss on conversion of notes	2	—	2	6
Change in deferred net revenue (online-enabled games)	(610)	21	(589)	(510)
Stock-based compensation	45	3	48	45
Income tax adjustments	115	(9)	106	53
Non-GAAP net income (loss)	$(15)	$37	$22	$49
GAAP earnings per share
Basic	$1.38	0.08	$1.46	$1.42
Diluted	$1.30	0.10	$1.40	$1.32
Non-GAAP earnings (loss) per share
Basic	$(0.05)	0.12	$0.07	$0.16
Diluted	$(0.05)	0.12	$0.07	$0.15
Number of shares
GAAP & Non-GAAP Basic	303	(2)	301	311
GAAP Diluted	321	(6)	315	335
Anti-dilutive shares excluded for Non-GAAP loss position[1]	(15)	15	—	—
Shares from convertible bond hedge	(3)	1	(2)	(10)
Non-GAAP Diluted	303	10	313	325

1 Diluted earnings per share reflects the potential dilution from common shares (calculated using the treasury stock method), issuable through stock-based compensation plans. When the company incurs a loss, shares issuable through stock-based compensation plans are excluded from the diluted loss per share calculation as inclusion would be anti-dilutive.

Guidance (in millions, except per share data)
The following tables provide the Company’s guidance for the twelve months ended March 31, 3017 and the three months ended September 30, 2016. In addition, while EA no longer provides expectations on non-GAAP financial performance measures, the following outlook for GAAP-based financial data and a long-term tax rate of 21% are used internally by EA to adjust our GAAP expectations to assess EA’s operating results and plan for future periods:

	Three Months Ended	Twelve Months Ended
	Sep 30, 2016	Mar 31, 2017
Net revenue
GAAP net revenue	$915	$4,750
GAAP impact of selected data
Change in deferred net revenue (online-enabled games)	160	150
Cost of goods sold
GAAP cost of goods sold	$405	$1,381
GAAP impact of selected data
Acquisition-related expenses	(13)	(32)
Stock-based compensation	—	(2)
Operating expenses
GAAP operating expenses	$566	$2,304
GAAP impact of selected data
Acquisition-related expenses	(1)	(6)
Stock-based compensation	(50)	(198)
Income (loss) before tax
GAAP income (loss) before tax	$(65)	$1,024
GAAP impact of selected data
Acquisition-related expenses	14	38
Amortization of debt discount and loss on conversion of notes	—	2
Change in deferred net revenue (online-enabled games)	160	150
Stock-based compensation	50	200
GAAP earnings (loss) per share
Basic	$(0.17)	$2.65
Diluted	$(0.17)	$2.56
Number of shares
GAAP Basic	302	305
GAAP Diluted[2]	—	316

2The Company estimates a GAAP basic and diluted share count of 302 million shares due to a forecasted net loss.  If the Company reports net income instead of a net loss, diluted share count for calculating diluted earnings per share would be 315 million shares.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(in millions)

	June 30, 2016	March 31, 2016 [3]
ASSETS
Current assets:
Cash and cash equivalents	$2,042	$2,493
Short-term investments	1,385	1,341
Receivables, net of allowances of $135 and $159, respectively	246	233
Inventories	26	33
Other current assets	273	254
Total current assets	3,972	4,354
Property and equipment, net	435	439
Goodwill	1,708	1,710
Acquisition-related intangibles, net	42	57
Deferred income taxes, net	343	387
Other assets	105	103
TOTAL ASSETS	$6,605	$7,050
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$44	$89
Accrued and other current liabilities	597	710
0.75% convertible senior notes due 2016, net	136	161
Deferred net revenue (online-enabled games)	873	1,458
Total current liabilities	1,650	2,418
Senior notes, net	989	989
Income tax obligations	88	80
Deferred income taxes, net	2	2
Other liabilities	160	163
Total liabilities	2,889	3,652
0.75% convertible senior notes due 2016	—	2

Common stock	3	3
Additional paid-in capital	1,210	1,349
Retained earnings	2,500	2,060
Accumulated other comprehensive income (loss)	3	(16)
Total stockholders’ equity	3,716	3,396
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,605	$7,050

3Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(in millions)

	Three Months Ended June 30,
	2016	2015
OPERATING ACTIVITIES
Net income	$440	$442
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation, amortization and accretion	46	49
Stock-based compensation	48	45
Change in assets and liabilities:
Receivables, net	(12)	219
Inventories	7	3
Other assets	(1)	26
Accounts payable	(32)	(16)
Accrued and other liabilities	(202)	(331)
Deferred income taxes, net	43	—
Deferred net revenue (online-enabled games)	(585)	(508)
Net cash used in operating activities	(248)	(71)
INVESTING ACTIVITIES
Capital expenditures	(40)	(24)
Proceeds from maturities and sales of short-term investments	276	249
Purchase of short-term investments	(317)	(365)
Net cash used in investing activities	(81)	(140)
FINANCING ACTIVITIES
Payment of convertible notes	(27)	—
Proceeds from issuance of common stock	4	45
Excess tax benefit from stock-based compensation	33	40
Repurchase and retirement of common stock	(129)	(132)
Net cash used in financing activities	(119)	(47)
Effect of foreign exchange on cash and cash equivalents	(3)	—
Decrease in cash and cash equivalents	(451)	(258)
Beginning cash and cash equivalents	2,493	2,068
Ending cash and cash equivalents	$2,042	$1,810

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q1	Q2	Q3	Q4	Q1	YOY %
	FY16	FY16	FY16	FY16	FY17	Change
QUARTERLY RECONCILIATION OF RESULTS
Net revenue
GAAP net revenue	1,203	815	1,070	1,308	1,271	6%
Change in deferred net revenue (online-enabled games)	(510)	331	733	(384)	(589)
Non-GAAP net revenue	693	1,146	1,803	924	682	(2%)
Gross Profit
GAAP gross profit	1,030	406	524	1,082	1,092	6%
Acquisition-related expenses	12	11	12	12	13
Change in deferred net revenue (online-enabled games)	(510)	331	733	(384)	(589)
Stock-based compensation	—	1	—	1	1
Non-GAAP gross profit	532	749	1,269	711	517	(3%)
GAAP gross profit % (as a % of GAAP net revenue)	86%	50%	49%	83%	86%
Non-GAAP gross profit % (as a % of non-GAAP net revenue)	77%	65%	70%	77%	76%
Operating income
GAAP operating income (loss)	512	(119)	(31)	536	560	9%
Acquisition-related expenses	13	14	14	13	15
Change in deferred net revenue (online-enabled games)	(510)	331	733	(384)	(589)
Stock-based compensation	45	44	42	47	48
Non-GAAP operating income	60	270	758	212	34	(43%)
GAAP operating income (loss) % (as a % of GAAP net revenue)	43%	(15%)	(3%)	41%	44%
Non-GAAP operating income % (as a % of non-GAAP net revenue)	9%	24%	42%	23%	5%
Net income
GAAP net income (loss)	442	(140)	(45)	899	440	—
Acquisition-related expenses	13	14	14	13	15
Amortization of debt discount and loss on conversion of notes	6	11	5	5	2
Change in deferred net revenue (online-enabled games)	(510)	331	733	(384)	(589)
Stock-based compensation	45	44	42	47	48
Income tax adjustments	53	(48)	(153)	(419)	106
Non-GAAP net income	49	212	596	161	22	(55%)
GAAP net income (loss) % (as a % of GAAP net revenue)	37%	(17%)	(4%)	69%	35%
Non-GAAP net income % (as a % of non-GAAP net revenue)	7%	18%	33%	17%	3%
Diluted earnings (loss) per share
GAAP earnings (loss) per share	1.32	(0.45)	(0.14)	2.79	1.40	6%
Non-GAAP earnings per share	0.15	0.65	1.83	0.50	0.07	(53%)
Number of diluted shares used in computation
GAAP & Non-GAAP Basic	311	312	311	307	301
GAAP Diluted	335	312	311	322	315
Anti-dilutive shares excluded for GAAP loss position[1]	—	21	20	—	—
Shares from convertible bond hedge	(10)	(7)	(6)	(3)	(2)
Non-GAAP Diluted	325	326	325	319	313

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q1	Q2	Q3	Q4	Q1	YOY %
	FY16	FY16	FY16	FY16	FY17	Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP
Geography net revenue
North America	506	381	448	572	525	4%
International	697	434	622	736	746	7%
Total GAAP net revenue	1,203	815	1,070	1,308	1,271	6%
North America	(215)	91	403	(147)	(245)
International	(295)	240	330	(237)	(344)
Change in deferred net revenue (online-enabled games)	(510)	331	733	(384)	(589)
North America	291	472	851	425	280	(4%)
International	402	674	952	499	402	—
Total Non-GAAP net revenue	693	1,146	1,803	924	682	(2%)
North America	42%	47%	42%	44%	41%
International	58%	53%	58%	56%	59%
Total GAAP net revenue %	100%	100%	100%	100%	100%
North America	42%	41%	47%	46%	41%
International	58%	59%	53%	54%	59%
Total Non-GAAP net revenue %	100%	100%	100%	100%	100%

Net revenue composition
Full game downloads	119	82	112	152	137	15%
Extra content	291	213	241	317	300	3%
Subscriptions, advertising and other	71	84	89	94	87	23%
Mobile	142	123	127	152	165	16%
Total Digital	623	502	569	715	689	11%
Packaged goods and other	580	313	501	593	582	—
Total GAAP net revenue	1,203	815	1,070	1,308	1,271	6%
Full game downloads	(35)	7	83	(18)	(53)
Extra content	(36)	(18)	119	(7)	(42)
Subscriptions, advertising and other	—	(1)	1	1	(2)
Mobile	(20)	(10)	35	21	(24)
Total Digital	(91)	(22)	238	(3)	(121)
Packaged goods and other	(419)	353	495	(381)	(468)
Change in deferred net revenue (online-enabled games)	(510)	331	733	(384)	(589)
Full game downloads	84	89	195	134	84	—
Extra content	255	195	360	310	258	1%
Subscriptions, advertising and other	71	83	90	95	85	20%
Mobile	122	113	162	173	141	16%
Total Digital	532	480	807	712	568	7%
Packaged goods and other	161	666	996	212	114	(29%)
Total Non-GAAP net revenue	693	1,146	1,803	924	682	(2%)
Full game downloads	10%	10%	10%	12%	11%
Extra content	24%	26%	23%	24%	23%
Subscriptions, advertising and other	6%	11%	8%	7%	7%

Mobile	12%	15%	12%	12%	13%
Total Digital	52%	62%	53%	55%	54%
Packaged goods and other	48%	38%	47%	45%	46%
Total GAAP net revenue %	100%	100%	100%	100%	100%
Full game downloads	12%	8%	11%	14%	12%
Extra content	37%	17%	20%	34%	38%
Subscriptions, advertising and other	10%	7%	5%	10%	12%
Mobile	18%	10%	9%	19%	21%
Total Digital	77%	42%	45%	77%	83%
Packaged goods and other	23%	58%	55%	23%	17%
Total Non-GAAP net revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q1	Q2	Q3	Q4	Q1	YOY %
	FY16	FY16	FY16	FY16	FY17	Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP
Platform net revenue
Xbox One, PLAYSTATION 4	487	332	571	793	776	59%
Xbox 360, PLAYSTATION 3	293	155	157	147	133	(55%)
Other consoles	2	1	3	1	1	(50%)
Total consoles	782	488	731	941	910	16%
PC / Browser	253	184	182	195	179	(29%)
Mobile	145	124	128	151	165	14%
Other	23	19	29	21	17	(26%)
Total GAAP net revenue	1,203	815	1,070	1,308	1,271	6%
Xbox One, PLAYSTATION 4	(253)	310	626	(287)	(441)
Xbox 360, PLAYSTATION 3	(204)	55	16	(93)	(92)
Other consoles	—	1	(1)	(1)	—
Total consoles	(457)	366	641	(381)	(533)
PC / Browser	(33)	(19)	55	(27)	(30)
Mobile	(19)	(12)	35	23	(24)
Other	(1)	(4)	2	1	(2)
Change in deferred net revenue (online-enabled games)	(510)	331	733	(384)	(589)
Xbox One, PLAYSTATION 4	234	642	1,197	506	335	43%
Xbox 360, PLAYSTATION 3	89	210	173	54	41	(54%)
Other consoles	2	2	2	—	1	(50%)
Total consoles	325	854	1,372	560	377	16%
PC / Browser	220	165	237	168	149	(32%)
Mobile	126	112	163	174	141	12%
Other	22	15	31	22	15	(32%)
Total Non-GAAP net revenue	693	1,146	1,803	924	682	(2%)
Xbox One, PLAYSTATION 4	41%	41%	53%	61%	61%
Xbox 360, PLAYSTATION 3	24%	19%	15%	11%	11%
Other consoles	—	—	—	—	—
Total consoles	65%	60%	68%	72%	72%
PC / Browser	21%	23%	17%	15%	14%
Mobile	12%	15%	12%	11%	13%
Other	2%	2%	3%	2%	1%
Total GAAP net revenue %	100%	100%	100%	100%	100%
Xbox One, PLAYSTATION 4	34%	56%	66%	55%	49%
Xbox 360, PLAYSTATION 3	13%	19%	10%	6%	6%
Other consoles	—	—	—	—	—
Total consoles	47%	75%	76%	61%	55%
PC / Browser	32%	14%	13%	18%	22%
Mobile	18%	10%	9%	19%	21%
Other	3%	1%	2%	2%	2%
Total Non-GAAP net revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q1	Q2	Q3	Q4	Q1	YOY %
	FY16	FY16	FY16	FY16	FY17	Change
CASH FLOW DATA
Operating cash flow	(71)	9	889	396	(248)	(249%)
Operating cash flow - TTM	992	818	1,025	1,223	1,046	5%
Capital expenditures	24	18	21	30	40	67%
Capital expenditures - TTM	92	89	95	93	109	18%
Repurchase and retirement of common stock	132	126	126	634	129	(2%)
BALANCE SHEET DATA
Cash and cash equivalents	1,810	1,598	2,263	2,493	2,042	13%
Short-term investments	1,069	990	966	1,341	1,385	30%
Cash and cash equivalents, and short-term investments	2,879	2,588	3,229	3,834	3,427	19%
Receivables, net	144	737	621	233	246	71%
Deferred net revenue (online-enabled games)
End of the quarter	775	1,113	1,844	1,458	873	13%
Less: Beginning of the quarter	1,283	775	1,113	1,844	1,458
Change in deferred net revenue (online-enabled games)[4]	(508)	338	731	(386)	(585)
STOCK-BASED COMPENSATION
Cost of revenue	—	1	—	1	1
Research and development	26	25	26	26	27
Marketing and sales	5	7	5	7	7
General and administrative	14	11	11	13	13
Total stock-based compensation	45	44	42	47	48

4The difference between the balances of deferred net revenue (online-enabled games) does not always equal the change in deferred net revenue (online-enabled games) in the GAAP to Non-GAAP consolidated statement of operations reconciliation due to the impact of unrecognized gains/losses on cash flow hedges.